Exhibit 17

AMENDMENT NO. 3 TO AMENDED AND RESTATED VOTING AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED VOTING AGREEMENT (this “Amendment No. 3”) is made and entered into as of February 15, 2016, by and among Mohammad Abu-Ghazaleh (“MAG”), and the undersigned stockholders (collectively, the “Stockholders”) of Fresh Del Monte Produce Inc., an exempted limited holding company incorporated under the laws of the Cayman Islands (“Del Monte”).

RECITALS

A. MAG and certain of the Stockholders are party to that certain Amended and Restated Voting Agreement dated January 19, 2010, as amended by that certain Amendment No. 1 to Amended and Restated Voting Agreement dated June 25, 2010, and as amended by that certain Amendment No. 2 to Amended and Restated Voting Agreement dated March 14, 2011 (as so amended, the “Current Agreement”).

B. MAG and the Stockholders party to the Current Agreement desire to join certain of the Stockholders as parties to the Current Agreement, make certain changes to the terms of the Current Agreement and amend and restate Exhibit A to the Current Agreement to reflect the current number of Del Monte’s Ordinary Shares, par value $0.01 per share (“Ordinary Shares”), of which each Stockholder is the record holder or beneficial owner.

In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Current Agreement as follows:

1.	JOINDER

Mahira Nabulsi Abu-Ghazaleh and Saif Ahmad Abu-Ghazaleh (each a “New Stockholder”) each hereby join as a party to the Current Agreement, as amended by this Amendment No. 3, and, in connection therewith, shall have all the rights, shall observe all the obligations, and hereby make all of the representations and warranties, applicable to, and made by, Stockholders under the Current Agreement, as amended by this Amendment No. 3.

Each of the New Stockholder represents and warrants that he/she has received a copy of, and has reviewed the terms of, the Current Agreement.

2.	ADDITION OF SECTION 5.12

The Current Agreement hereby is amended by adding the following new section after Section 5.11 of the Current Agreement:

5.12 Joinder of New Parties. Notwithstanding anything else in this Agreement to the contrary, additional persons or entities may become parties to this Agreement, and therefore a “party” and a “Stockholder” hereunder, by executing and delivering one or more joinders to this Agreement, with any such joinder to be in form and substance satisfactory to MAG in his sole discretion. Upon the due execution and delivery of any such joinder, any such person or entity who has duly executed and delivered such joinder shall become bound by all provisions hereof to which the Stockholders are bound, such that the terms “party,” “parties,” “Stockholder” and “Stockholders,” in each case as and when used in this Agreement, shall thereafter include and apply equally to such person or entity. In the case of any such joinder, MAG shall have authority to confirm and accept such joinder on his own behalf and on behalf of each Stockholder.

3.	AMENDED AND RESTATED EXHIBIT A

Exhibit A to the Current Agreement hereby is amended and restated and replaced with Exhibit A attached to this Amendment No. 3.

4.	MISCELLANEOUS

Governing Law. This Amendment shall be governed by and construed exclusively in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURE ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

MOHAMMAD ABU-GHAZALEH

/s/ Mohammad Abu-Ghazaleh

AMIR ABU-GHAZALEH

/s/ Amir Abu-Ghazaleh

OUSSAMA ABU-GHAZALEH

/s/ Oussama Abu-Ghazaleh

SUMAYA ABU-GHAZALEH

/s/ Sumaya Abu-Ghazaleh

MAHER ABU-GHAZALEH

/s/ Maher Abu-Ghazaleh

HANAN ABU-GHAZALEH

/s/ Hanan Abu-Ghazaleh

WAFA ABU-GHAZALEH

/s/ Wafa Abu-Ghazaleh

FATIMA ABU-GHAZALEH

/s/ Fatima Abu-Ghazaleh

NARIMAN ABU-GHAZALEH

/s/ Nariman Abu-Ghazaleh

MAHA ABU-GHAZALEH

/s/ Maha Abu-Ghazaleh

KAREEM ZAKI ABUGHAZALEH

/s/ Kareem Zaki Abughazaleh

MAHIRA NABULSI ABU-GHAZALEH

/s/ Mahira Nabulsi Abu-Ghazaleh

AHMAD MOHAMMAD AHMAD ABU GHAZALEH

/s/ Ahmad Mohammad Ahmad Abu Ghazaleh

BASMA AMIR ABU-GHAZALEH

/s/ Basma Amir Abu-Ghazaleh

MOHAMED AMIR AHMED ABUGHAZALEH

/s/ Mohamed Amir Ahmed Abughazaleh

RASHA MOHAMAD ABU-GHAZALEH

/s/ Rasha Mohamad Abu-Ghazaleh

SIMA MAHER ABU-GHAZALEH

/s/ Sima Maher Abu-Ghazaleh

SUMAYA MOHAMAD ABU-GHAZALEH

/s/ Sumaya Mohamad Abu-Ghazaleh

FARAH SHEIK ALSAGHA

/s/ Farah Sheik Alsagha

RABIE GLILAH

/s/ Rabie Glilah

ROYAL EXECUTIVE SERVICES S.P.A.

By:	/s/ Hani Maher Abou-Ghazaleh Al-Jaouhari

Name:	Hani Maher Abou-Ghazaleh Al-Jaouhari

Title:	Chief Executive Officer

GHADA ABDULLAH HASAN YABROUDI

/s/ Ghada Abdullah Hasan Yabroudi

MOHAMED GLILAH

/s/ Mohamed Glilah

OUSSAMA GLILAH

/s/ Oussama Glilah

MAZEN ABOU GHAZALEH

/s/ Mazen Abou Ghazaleh

KAREEM ABU-GHAZALEH, FOR AND ON BEHALF
AS PARENT/LEGAL GUARDIAN OF OMAR ABU-GHAZALEH

/s/ Kareem Abu-Ghazaleh

KAREEM ABU-GHAZALEH, FOR AND ON BEHALF
AS PARENT/LEGAL GUARDIAN OF YASMINA ABU-GHAZALEH

/s/ Kareem Abu-Ghazaleh

ABDULAZIZ SHIKH AL-SAGHA

/s/ Abdulaziz Shikh Al-Sagha

AHMAD MOHAMMAD ABU-GHAZALEH, FOR AND ON BEHALF
AS PARENT/LEGAL GUARDIAN OF AYA AHMAD ABU-GHAZALEH

/s/ Ahmad Mohammad Abu-Ghazaleh

AHMAD MOHAMMAD ABU-GHAZALEH, FOR AND ON BEHALF
AS PARENT/LEGAL GUARDIAN OF MOHAMAD AHMAD ABU-GHAZALEH

Ahmad Mohammad Abu-Ghazaleh

AHMAD MOHAMMAD ABU-GHAZALEH, FOR AND ON BEHALF
AS PARENT/LEGAL GUARDIAN OF SAIF AHMAD ABU-GHAZALEH

/s/ Ahmad Mohammad Abu-Ghazaleh

AHMAD MOHAMMAD ABU-GHAZALEH, FOR AND ON BEHALF
AS PARENT/LEGAL GUARDIAN OF TARA AHMAD ABU-GHAZALEH

/s/ Ahmad Mohammad Abu-Ghazaleh

RASHA MOHAMAD ABU-GHAZALEH, FOR AND ON BEHALF
AS PARENT/LEGAL GUARDIAN OF LAYLA ALI FAROUKI

/s/ Rasha Mohamad Abu-Ghazaleh

TAREK MAHER ABUGHAZALEH

/s/ Tarek Maher Abughazaleh

DOHA CHALLAH ABUGHAZALEH

/s/ Doha Challah Abughazaleh

EXHIBIT “A”

Stockholder	Total Number of Ordinary Shares Beneficially Owned Directly(1)(2)
Amir Abu-Ghazaleh	3,381,201
Oussama Abu-Ghazaleh	2,926,489
Sumaya Abu-Ghazaleh	2,751,666
Maher Abu-Ghazaleh	2,685,000
Hanan Abu-Ghazaleh	327,797
Wafa Abu-Ghazaleh	309,901
Fatima Abu-Ghazaleh	265,000
Nariman Abu-Ghazaleh	200,652
Maha Abu-Ghazaleh	197,134
Kareem Zaki Abughazaleh	35,000
Mahira Nabulsi Abu-Ghazaleh(3)	20,000
Ahmad Mohammad Ahmad Abu Ghazaleh	15,000
Basma Abu-Ghazaleh	15,000
Mohamed Amir Ahmed Abughazaleh	15,000
Rasha Mohamad Abu-Ghazaleh	15,000
Sima Maher Abu-Ghazaleh	15,000
Sumaya Mohamad Abu-Ghazaleh	15,000
Farah Sheik Alsagha	15,000
Rabie Glilah	15,000
Royal Executive Services S.P.A.	15,000
Ghada Abdullah Hasan Yabroudi	15,000
Mohamed Glilah	14,848
Oussama Glilah	12,900
Mazen Abou Ghazaleh	12,500
Omar Abu-Ghazaleh	11,600
Yasmina Abu-Ghazaleh	11,600
Abdulaziz Shikh Al Sagha	10,500
Aya Ahmad Abu-Ghazaleh	10,000
Mohamad Ahmad Abu-Ghazaleh	10,000
Saif Ahmad Abu-Ghazaleh	10,000
Tara Ahmad Abu-Ghazaleh	10,000
Layla Ali Farouki	10,000
Tarek Maher Abughazaleh	6,654
Doha Challah Abughazaleh	600

(1)	Each Stockholder expressly disclaims beneficial ownership of the Ordinary Shares held by each other Stockholder except to the extent of such Stockholder’s pecuniary interest therein.
(2)	As of the date of this Amendment No. 3.
(3)	Amount excludes 13,361,042 Ordinary Shares beneficially owned by Mohammad Abu-Ghazaleh, Mrs. Abu-Ghazaleh’s spouse. Mrs. Abu-Ghazaleh expressly disclaims beneficial ownership of such excluded Ordinary Shares except to the extent of her pecuniary interest therein.